EXHIBIT 24

                        POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the 1999-2000 Employees' Stock Purchase Plan of The Dow Chemical Company and the 1999-2000 Petrodow Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                TITLE               DATE

A. A. ALLEMANG          Director and        February 11, 1999
A. A. Allemang          Vice President


J. K. BARTON            Director            February 11, 1999
J. K. Barton


D. T. BUZZELLI          Director            February 11, 1999
D. T. Buzzelli


A. J. CARBONE           Director and        February 11, 1999
A. J. Carbone           Executive
                        Vice President


J. C. DANFORTH          Director            February 11, 1999
J. C. Danforth


W. D. DAVIS             Director            February 11, 1999
W. D. Davis

SIGNATURE                TITLE               DATE



J. L. DOWNEY            Director            February 11, 1999
J. L. Downey


E. C. FALLA             Director            February 11, 1999
E. C. Falla


B. H. FRANKLIN          Director            February 11, 1999
B. H. Franklin


A. D. GILMOUR           Director            February 11, 1999
A. D. Gilmour


G. M. LYNCH             Vice President      February 11, 1999
G. M. Lynch             and Controller


M. D. PARKER            Director and        February 11, 1999
M. D. Parker            Executive
                        Vice President


F. P. POPOFF            Director and        February 11, 1999
F. P. Popoff            Chairman
                        of the Board

J. P. REINHARD          Director,           February 11, 1999
J. P. Reinhard          Executive Vice
                        President and
                        Chief Financial
                        Officer


SIGNATURE                TITLE               DATE


H. T. SHAPIRO           Director            February 11, 1999
H. T. Shapiro


W. S. STAVROPOULOS      Director,           February 11, 1999
W. S. Stavropoulos      President and
                        Chief Executive
                        Officer


P. G. STERN             Director            February 11, 1999
P. G. Stern